Exhibit 99.1

Presto Unlocks Approximately $20M of Cash in PIPE Transaction

SAN CARLOS, CA - May 22, 2023 - Presto Automation Inc. (NASDAQ: PRST), one of the largest drive-thru automation technology providers in the hospitality industry, today announced it had entered into commitments for an approximately $10 million common equity PIPE. In parallel, Presto has negotiated certain changes to its credit facility with its lender, Metropolitan Partners Group (MetPG), including a decrease of the minimum cash covenant to $10 million effective upon the closing of the PIPE. The PIPE is expected to close on or around May 24, 2023. Chardan served as financial advisor to Presto.

“We believe that entering into a PIPE without warrants from both existing and new investors, as well as effectively aligning our lender to the equity upside of our business signals the confidence investors have in Presto’s ability to immediately seize this exciting market opportunity,” said Krishna Gupta, Chairman and Interim CEO of Presto. “This funding will enable us to continue leaning into the growth we are experiencing in our Presto VoiceTM AI platform, as well as support the commercialization of our next-generation Flex product platform.”

Presto is an enterprise AI company with more than a decade of experience operationalizing technology in large nationwide restaurant chains. Presto recently announced an expansion partnership with CKE Restaurants, parent of Carl’s Jr and Hardee’s, to uses Presto VoiceTM to automate participating drive-thrus across the United States. CKE joins Checkers and Del Taco as leading customers of Presto Voice™. Presto Voice™ uses advanced AI techniques, including large language models (LLM), to accurately take orders from customers in a conversational manner, leading to labor savings and higher revenue for restaurant customers.

The securities sold in this PIPE are being offered in a transaction not involving a public offering and have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements. Concurrently with the execution of the securities purchase agreement, Presto and the investors entered into a registration rights agreement pursuant to which the Company has agreed to file a registration statement with the Securities and Exchange Commission registering the resale of the securities sold in the PIPE.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Presto Automation Inc.

Presto (NASDAQ: PRST) provides enterprise-grade AI solutions to some of the nation’s largest hospitality brands. Presto VoiceTM, its industry-leading automation and voice AI technology, improves order accuracy, reduces labor costs, and increases revenue for superior drive-thru and dine-in experiences. With over $18 billion in payments processed, Presto is one of the largest labor automation technology providers in the industry. Presto is headquartered in Silicon Valley and counts among its customers several of the top 20 restaurant chains in the United States.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Forward-looking statements are typically identified by words such as “plan,” “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict,” “should,” “would” and other similar words and expressions, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements are based on management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. The forward-looking statements speak only as of the date of this press release or as of the date they are made. Except as otherwise required by applicable law, Presto disclaims any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this press release. Presto cautions you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of Presto. In addition, Presto cautions you that the forward-looking statements contained in this press release are subject to the following risks and uncertainties: our ability to manage our growth effectively, to sustain our recent revenue growth or attract new customers; the limited operating history with our new Vision and Voice products in a new and developing market; our ability to achieve revenue growth while our expenses increase; continued adverse impacts from COVID-19 (including as a result of global supply chain shortages); the loss of any of our three largest customers or a reduction in their business with us; our ability to improve and enhance the functionality, performance, reliability, design, security, or scalability of our platform to respond to customers’ evolving needs; our ability to protect the security of our customers’ information; changing privacy laws, regulations and standards, and our ability to comply with contractual obligations and laws related to data privacy and security; unfavorable conditions in the restaurant industry or the global economy, including with respect to food, labor, and occupancy costs; the availability of capital or financing on acceptable terms, if at all; financial covenants and other restrictions on our actions contained in our financing agreements that may limit our operational flexibility; the length and unpredictability of our sales cycles and the amount of investments required in sales efforts; material weaknesses in our internal control over financial reporting and, our ability to remediate these deficiencies; our ability to continue as a going concern; our ability to receive additional financing in a timely manner; shortages, price increases, changes, delays or discontinuations of hardware; our ability to maintain relationships with our payment processors; our reliance on computer hardware, licensed software and services rendered by third parties; U.S. laws and regulations (including with respect to payment transaction processing), many of which are unsettled and still developing, and our or our customers’ ability to comply with such laws and regulations; significant changes in U.S. and international trade policies that restrict imports or increase tariffs; any requirements to collect additional sales taxes or be subject to other tax liabilities that may increase the costs to our customers; our ability to adequately protect our intellectual property rights; claims by third parties of intellectual property infringement; our use of open-source software in our platform; and other economic, business, competitive and/or regulatory factors affecting Presto’s business generally as set forth in our filings with the Securities and Exchange Commission.

Contact

Investors:

Adam Rogers

VP Investor Relations

investor@presto.com

Media:

Justin Foster & Brian Ruby

media@presto.com